UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XTI AEROSPACE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XTI AEROSPACE, INC.

SUPPLEMENT

TO THE

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 27, 2024

The date of this Supplement is December 20, 2024

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by XTI Aerospace, Inc. (“we,” “us,” “XTI Aerospace” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on December 3, 2024, in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 27, 2024 at 10:00 a.m., Pacific Time.

As provided in the Proxy Statement, the Company is seeking stockholder approval of, among other things, potential issuances of shares of Common Stock pursuant to one or more potential non-public transactions in accordance with Nasdaq Listing Rule 5635(d) (the “Potential Financing Issuances Proposal”).

The purpose of this Supplement is to revise the Potential Financing Issuances Proposal. After careful consideration, our Board of Directors has determined to revise the Potential Financing Issuances Proposal to increase the aggregate offering amount of such potential issuances of Common Stock from $20,000,000 to $50,000,000, and to increase the maximum number of shares of Common Stock that may be issued following the implementation of a reverse stock split, irrespective of the reverse split ratio implemented, from 40,000,000 to 100,000,000 shares. Our Board of Directors has also determined it to be advisable to change the Minimum Price at which our Common Stock may be issued in such non-public transactions, as set forth below.

The definition of Minimum Price in “Proposal Five — The Potential Financing Issuances Proposal” on page 55 of the Proxy Statement is amended and restated to read as follows (corrections and clarifications are marked, with new text underlined and deleted text stricken through):

“30% below the lower of: (i) the closing price of our Common Stock (as reflected on Nasdaq.com) immediately preceding the ~~signing of the binding agreement~~issuance of Common Stock (including issuances upon conversion, exercise or exchange); or (ii) the average closing price of our Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the ~~signing of the binding agreement~~issuance of Common Stock (including issuances upon conversion, exercise or exchange) (such price the “Minimum Price”)”

The amended and restated Potential Financing Issuances Proposal is set forth below. Capitalized terms not defined in this Supplement have the terms set forth in the Proxy Statement. Other than as set forth herein, no changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed with the SEC and the Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Annual Meeting as recommended by the Company’s Board of Directors in the original filing. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to our stockholders of record as of the November 19, 2024 record date for the Annual Meeting.

If you have already returned your proxy card or voted over the Internet or by telephone, you do not need to vote again unless you wish to change your vote. Your vote will be tabulated as you instructed. If you have not yet voted, please do so as soon as possible by following the instructions set forth in the Proxy Statement. If you have already returned your proxy card or already voted over the Internet or by telephone and wish to change your vote in view of the supplemental information contained herein, you may do so by following the instructions set forth in the Proxy Statement. You may vote on all the proposals by submitting a proxy card or submitting a proxy via the Internet or by telephone by following the procedures previously sent to you. Votes already cast by stockholders will remain valid and will be voted at the Annual Meeting unless changed or revoked.

The section “Proposal Five — The Potential Financing Issuances Proposal” beginning on page 55 of the Proxy Statement is amended and restated in its entirety as follows.

PROPOSAL FIVE:

THE POTENTIAL FINANCING ISSUANCES PROPOSAL

Background and Purpose of the Potential Financing Issuances

The Company seeks stockholder approval of the potential issuance of shares of our Common Stock, including shares of Common Stock issuable upon conversion or exercise of convertible preferred stock, warrants or other rights to purchase or acquire Common Stock, and convertible notes or other securities convertible into, or exercisable or exchangeable for, our Common Stock in one or more potential non-public transactions, including transactions involving the exchange of trade debt for any such securities, in an aggregate offering amount of up to $50,000,000. The Common Stock issuable pursuant to such non-public transactions may be issued at a discounted price not to exceed 30% below the lower of: (i) the closing price of our Common Stock (as reflected on Nasdaq.com) immediately preceding the issuance of Common Stock (including issuances upon conversion, exercise or exchange) or (ii) the average closing price of our Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the issuance of Common Stock (including issuances upon conversion, exercise or exchange) (such price the “Minimum Price”), with a floor price that is no less than 20% of the Minimum Price or such other price as may be accepted in accordance with Nasdaq Listing Rules (the “Floor Price”), provided; however, that such Floor Price may be adjusted to a lower price in the event we issue additional Common Stock, options or Common Stock equivalents at a price less than the Floor Price (a “Dilutive Issuance”), subject to certain customary exceptions, as required by and in accordance with Nasdaq Listing Rule 5635(d). The maximum number of shares of our Common Stock that may be issued if this proposal is approved is 275,000,000 shares, if such shares are issued prior to the implementation of a reverse stock split, or 100,000,000 shares if issued following the implementation of a reverse stock split, irrespective of the reverse split ratio implemented, subject to such additional shares of our Common Stock that may be issued if the Floor Price is adjusted as provided above, to the extent permitted in accordance with Nasdaq Listing Rule 5635(d).

The above described potential non-public offering transactions must be consummated within three months from the date of stockholder approval.

The purpose of this proposal is to provide the Company with a short-term ability to raise capital needed for operations, or issue securities in connection with the settlement of outstanding liabilities or other indebtedness, without the need to conduct a public offering, which would involve significant delay and expense, if feasible at all. The Company would not enter into any transaction of the type described in this proposal if such transaction would constitute a change of control, as defined in Nasdaq Listing Rule 5635(b). The table below does not take into account an increase in the authorized shares to up to 1,000,000,000, for which the Company is seeking approval pursuant to Proposal Three.

Dilution Table Assuming 500,000,000 Authorized Shares	Approximate Number of Shares of Common Stock Outstanding	Approximate Number of Shares of Common Stock Issued Under the Future Financing Proposal	Approximate Number of Unreserved Shares of Common Stock Authorized(1)
Pre-Split	216,493,235	275,000,000	239,503,308	(2)
Proposed Reverse Split Using 1-for-2 Ratio	108,246,618	100,000,000	369,751,653
Proposed Reverse Split Using 1-for-50 Ratio	4,329,865	100,000,000	494,790,065
Proposed Reverse Split Using 1-for-100 Ratio	2,164,933	100,000,000	497,395,032
Proposed Reverse Split Using 1-for-200 Ratio	1,082,467	100,000,000	498,697,515
Proposed Reverse Split Using 1-for-250 Ratio	865,973	100,000,000	498,958,013

(1)	Represents unreserved shares of Common Stock authorized for issuance prior to the issuance of any shares of Common Stock under this future financing proposal.
(2)	The Company may only be able to issue up to 239,503,308 shares of its Common Stock prior to the implementation of a reverse stock split in connection with this financing proposal unless an amendment to its Articles of Incorporation to increase the total number of authorized shares available is filed. Such amendment is subject to the approval of our stockholders. See Proposal Three in the Proxy Statement.

No Appraisal Rights

Under the NRS, stockholders are not entitled to rights of appraisal with respect to Proposal Five, and we will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote on the matter is required for approval of the Potential Financing Issuances Proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

***THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE

FOR THE POTENTIAL FINANCING ISSUANCES PROPOSAL TO APPROVE THE POTENTIAL

ISSUANCES OF SHARES OF COMMON STOCK PURSUANT TO ONE OR MORE POTENTIAL

NON-PUBLIC TRANSACTIONS IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D)***

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